Exhibit 10.30

AMENDED AND RESTATED
security agreement

This AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of December 23, 2015, is made by and among MYnd Analytics, Inc., f/k/a CNS Response, Inc., a Delaware corporation ("Grantor"), the parties listed under the caption "Secured Parties" on the signature pages hereto (each a "Secured Party" and, collectively, the "Secured Parties").

Recitals

WHEREAS, the parties hereto entered into that certain Security Agreement dated September 22, 2014; and

WHEREAS, the parties hereto entered into that certain Note Purchase Agreement, dated as of September 22, 2014, as amended by Amendment No. 1 to the Note Purchase Agreement, dated as of April 14, 2015, as further amended and restated by the Amended and Restated Note Purchase Agreement, dated as of June 2, 2015, as further amended by the Omnibus Amendment to the Amended and Restated Note Purchase Agreement, dated September 14, 2015, pursuant to which the Secured Parties have purchased from Grantor Secured Convertible Promissory Notes of the Company (the "Notes"); and

WHEREAS, the Grantor and the Secured Parties are parties to a Second Amended and Restated Note and Warrant Purchase Agreement, dated as of December 23, 2015 (the "Second Amended and Restated Purchase Agreement"), pursuant to which the Grantor shall issue Notes and warrants to purchase shares of common stock of the Grantor; and

WHEREAS, pursuant to Section 5 of the Notes, the Notes will be secured by the Collateral (as defined below); and

WHEREAS, the parties hereto wish to amend and replace the Security Agreement dated September 22, 2014 with this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the respective representations, warranties and covenants contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Grant of Security Interest.

(a)           To secure Grantor's obligations under the Second Amended and Restated Purchase Agreement and the Notes, Grantor hereby grants and pledges to the Secured Parties a security interest in all of Grantor's right, title and interest in, to and under all Intellectual Property Rights (as defined below) of the Grantor related to its PEER (Psychiatric EEG Evaluation Registry) technology and method, including without limitation all proceeds thereof (such as by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof. The property referenced in this Section 1(a) is listed in Schedule B of the Second Amended and Restated Purchase Agreement and is attached hereto as Schedule I and is hereinafter referred to as the "Collateral".

(b)           For the purpose of this Agreement, "Intellectual Property Rights" means any and all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, domain names, mask works, know-how, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, and licenses in, to and under any of the foregoing.

2.	Remedies.

(a)           Upon the occurrence of any Event of Default (as defined in the Notes) (but only after Grantor receives the written notice required pursuant to Section 7(a) of the Notes), each Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement, the Notes or any other document, all rights and remedies of a secured party under the Uniform Commercial Code of the State of California (the "UCC") and other applicable laws. Without limiting the generality of the foregoing, (i) the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) or any collateral agent appointed by the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) (a "Collateral Agent") may peaceably enter any premises of Grantor, take possession of any of the Collateral, remove or dispose of all or part of the Collateral on any premises of such Grantor or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) may determine; (ii) the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) or any Collateral Agent may require Grantor to assemble all or any part of the Collateral and make it available to the Secured Parties at any place and time designated by the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement); (iii) the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) or any Collateral Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); and (iv) to the extent permitted by applicable law and by agreements of the Grantor with third parties,  the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) or any Collateral Agent may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor's assets, without charge or liability to the Secured Parties therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) deem advisable; provided, however, that Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Secured Parties. The Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) or any Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. The Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) or any Collateral Agent shall give Grantor such notice of any private or public sales as may be required by the UCC or other applicable law.

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(b)           Grantor hereby grants to the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement), on behalf of all of the holders of Notes, and any Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default (but only after Grantor receives the written notice required pursuant to Section 7(a) of the Notes), any document which may be required by the United States Copyright Office, United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each item of Collateral and each application for such registration, and record the same.  If an Event of Default shall occur and be continuing, the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) or any Collateral Agent may direct Grantor to refrain, in which event Grantor shall refrain, from using the Collateral in any manner whatsoever, directly or indirectly, and Grantor shall execute such further documents that the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) or any Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Collateral and registrations and any pending applications in the United States Copyright Office, United States Patent and Trademark Office, equivalent office in a state of the United States or a foreign jurisdiction or applicable domain name registrar to the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement), on behalf of all of the holders of Notes, or Collateral Agent, as applicable.

(c)           For the purpose of enabling the Secured Parties to exercise their rights and remedies under this Section 2 or otherwise in connection with this Agreement, the Second Amended and Restated Purchase Agreement and/or the Notes, effective upon the occurrence of an Event of Default (but only after Grantor receives the written notice required pursuant to Section 7(a) of the Notes), Grantor hereby grants to each Majority Holder (as defined in the Second Amended and Restated Purchase Agreement) and any Collateral Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Grantor) to use, license or sublicense any Collateral, to the extent permitted by applicable law and by agreements of the Grantor with third parties. Any such license or sublicense terminates upon sale of the Collateral.

(d)           The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of the Secured Parties and any Collateral Agent in exercising or enforcing the rights of the Secured Parties hereunder and in collecting or attempting to collect any of the Collateral; and second, to the payment of the obligations under the Notes (the "Obligations"). Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Grantor or otherwise disposed of in accordance with the UCC or other applicable law. Grantor shall remain liable to the Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

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(e)           The security interest granted hereunder is granted in conjunction with the security interest granted to Secured Parties under the Second Amended and Restated Purchase Agreement and the Notes. The rights and remedies of Grantor with respect to the security interest granted hereby are in addition to those set forth in the Second Amended and Restated Purchase Agreement and the Notes, and those which are now or hereafter available to Secured Parties as a matter of law or equity. Each right, power and remedy of Secured Parties provided for herein or in the Second Amended and Restated Purchase Agreement or the Notes, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein. The exercise by Secured Parties of any one or more of the rights, powers or remedies provided for in this Agreement, the Second Amended and Restated Purchase Agreement or the Notes, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person of any rights, powers or remedies.

3.           Amendments; Waiver. Any term of this Agreement may be amended or waived with the written consent of Grantor and the Majority Holders (as defined in the Second Amended and Restated Purchase Agreement) at the time of such amendment or waiver.

4.           Repayment or Conversion of the Notes. This Agreement and the rights granted hereunder shall automatically expire and have no further effect upon full repayment of the Notes, or upon the conversion in full of the Notes into stock in accordance with Section 2 or Section 3 of the Notes.

5.           Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles of the State of California, or any other state.

6.           Miscellaneous. Grantor and Secured Parties shall execute and deliver, or cause to be executed and delivered, from time to time hereafter, upon request, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Agreement.

7.           Counterparts. This Agreement may be executed in one or more counterparts (including facsimile or other electronic means), none of which need contain the signatures of all parties, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

[Remaining Page Left Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:

MYND ANALYTICS, INC.

By:
Name:
Title:

SECURED PARTIES:

By:
Name:
Title:

[Signature Page to Amended and Restated Security Agreement]